Report of Independent Accountants


	To the Board of Directors and Shareholders of The Yacktman Funds, Inc.

	In planning and performing our audit of the
	financial statements of The Yacktman Fund and
	 The Yacktman Focused Fund constituting The
	Yacktman Funds, Inc., hereafter referred to
	 as the Funds, for the year ended December
	31, 2002, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR,
	 not to provide assurance on internal control.


	The management of the Funds is responsible for establishing and maintaining internal
	control.  In fulfilling this responsibility,
	 estimates and judgments by management are
	required to assess the expected benefits and
	 related costs of controls.  Generally,
	controls that are relevant to an audit
	pertain to the entitys objective of
	preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized
	 acquisition, use or disposition.

	Because of inherent limitations in internal control, errors or fraud may occur and not
	 be detected.  Also, projection of any
 	evaluation of internal control to future
	 periods is subject to the risk that
	controls may become inadequate because of changes in conditions or that the
	 effectiveness of their design and
	operation may deteriorate.

	Our consideration of internal control would not necessarily disclose all matters in internal
	 control that might be material weaknesses under standards established by the American Institute
	of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively
	 low level the risk that misstatements caused by error or fraud in amounts that would be material
	in relation to the financial statements being
	audited may occur and not be detected within
	 a timely period by employees in the normal
	course of performing their assigned functions.
 	 However, we noted no matters involving
	internal control and its operation, including controls for safeguarding securities, that we
	 consider to be material weaknesses as
	 defined above as of December 31, 2002.




	This report is intended solely for the
	information and use of the Board of Directors, management and the Securities and Exchange
	Commission and is not intended to be and should not be used by anyone other than these specified parties.


	PricewaterhouseCoopers LLP

	Milwaukee, Wisconsin
	January 29, 2003